ALADDIN KNOWLEDGE SYSTEMS LTD.

2,600,000 Shares

Ordinary Shares

(NIS 0.01 Par Value)

UNDERWRITING AGREEMENT

March __, 2005

UNDERWRITING AGREEMENT

March ___, 2005

UBS Securities LLC

CIBC World Markets Corp.

Friedman, Billings, Ramsey & Co., Inc.

Piper Jaffray & Co.

C.E. Unterberg, Towbin, LLC

Dougherty & Company LLC

First Analysis Securities Corporation

Southwest Securities, Inc.

as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Aladdin Knowledge Systems Ltd., an Israeli corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative(s) (the “Representatives”), an aggregate of 2,600,000 ordinary shares (the “Firm Shares”), NIS 0.01 par value, of the Company (the “Ordinary Shares”). In addition, solely for the purpose of covering over-allotments, the persons named in Schedule B hereto (the “Selling Shareholders”) propose to grant to the Underwriters an option to purchase from the Selling Shareholders an additional 390,000 Ordinary Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-121361) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and the documents incorporated by reference therein (each such preliminary prospectus, including the documents incorporated therein by reference, being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” As used herein, “business day” shall mean a day on which the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”) is open for trading.

Each of the Company, the Underwriters and the Selling Shareholders, severally and not jointly, agree as follows:

1.   Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $_____ per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine. In addition, the Selling Shareholders hereby grant to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Shareholders all or a portion of the number of Additional Shares set forth opposite the name of such Selling Shareholder in Schedule B, as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. To the extent that the Underwriters exercise the option to purchase fewer than the total number of Additional Shares offered hereunder, the Underwriters shall purchase Additional Shares from each Selling Shareholder in the same proportion that the number of Additional Shares offered by such Selling Shareholder bears to the total number of Additional Shares offered by the Selling Shareholders. This option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company and the Custodian (as defined below). Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm

Shares set forth opposite the name of such Underwriters on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.

2.	Payment and Delivery.

(a)              Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February __, 2005 (unless another time shall be agreed to by you, the Company and the Selling Shareholders or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made to the Selling Shareholders at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

(b)                 All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, assessments, imposts, duties or other governmental charges whatsoever (“Taxes”) unless the Company is compelled by law to deduct or withhold such taxes, assessments, imposts, duties or charges. To the extent any such Taxes are so required to be deducted or withheld, the Company shall pay to the Underwriters such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received by such Underwriters after such withholding or deduction (including any withholding or deduction in respect of such Additional Amounts) shall equal the amounts that would have been received if no withholding or deduction had been made.

3.   Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                 The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form F-3 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the last Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the last Preliminary Prospectus, the Registration Statement or the Prospectus; the documents incorporated by reference in the Preliminary Prospectus, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectus and the Prospectus;

(b)                 as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization” (subject, in each case, to the issuance of Ordinary Shares upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and grant of options under existing stock option plans described in the Registration Statement and the Prospectus); all of the issued and outstanding share capital, including the Ordinary Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all Israeli and U.S. federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are, or will be on the date of the closing of the Firm Shares, duly listed, admitted and authorized for trading on The NASDAQ and The Tel Aviv Stock Exchange (the “TASE”);

(c)                 the Company has been duly incorporated and is validly existing as a company under the laws of the State of Israel, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(d)                 the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

(e)                 the Company has no subsidiaries (as defined in the Act) other than the subsidiaries listed on Schedule C hereto (collectively, the “Subsidiaries”); except as disclosed on Schedule C hereto, the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; except as disclosed on Schedule C hereto, other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the respective certificates of incorporation or articles of association and the by-laws (or other relevant organizational document) of the Company and each of the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f)  the Shares have been duly and validly authorized and are, or with respect to the Firm Shares, when issued and delivered against payment therefor as provided herein, will be, duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of liens, encumbrances and adverse claims;

(g)                 the share capital of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(h)                 this Agreement has been duly authorized, executed and delivered by the Company;

(i)   neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (x) its respective memorandum of association, articles of association, charter or by-laws (or other relevant organizational document), or (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except in the case of (y) for such breaches or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect;

(j)   the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the (x) respective memorandum of association, articles of association, charter or by-laws (or other relevant organizational document) of the Company or any of the Subsidiaries, or (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except in the case of (y) for such breaches or defaults what would not, individually or in the aggregate result in a Material Adverse Effect;

(k)                 no approval, authorization, consent or order of or filing with any Israeli or U.S. federal, state, local or other foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

(l)   except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares of any other share capital or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or any other share capital or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any Ordinary Shares or other share capital of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(m)                each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Israeli or U.S. federal, state, local or other foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any Israeli or U.S. federal, state, local or other foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(n)                 all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(o)                 there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any Israeli or U.S. federal, state, local or other foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(p)                  Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, and Blick Roethenberg, chartered accountants, whose report on the financial statements of Aladdin

Western Europe Ltd. is filed with the Commission as part of the Registration Statement and the Prospectus, each are independent public accountants as required by the Act;

(q)                 the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(r)  subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the share capital or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital of the Company;

(s)  the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and officers;

(t)  the Company is not and, after giving effect to the offering and sale of the Shares, will not become (i) an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) or (ii) a “controlled foreign corporation” as defined in Section 957 of the Code. Based upon the composition of its gross income and the composition and value of its gross assets, and applying the rules regarding “passive foreign investment companies” (“PFIC”) as of the date hereof, the Company believes that it will not be a PFIC for the taxable year of 2005 and the Company has no reason to believe that the composition of its gross income or the composition or value of its gross assets will change in a manner that would cause it to become a PFIC;

(u)                 the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(v)                 (i) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, and subject to the forgoing exception, “Intellectual Property”); (ii) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed or assigned to the Company; (iii) except as set forth specifically in the Registration Statement and the Prospectus, the Company is not aware of any material infringement by third parties of any Intellectual Property; (iv) except as set forth specifically in the Registration Statement and the Prospectus, there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and, except as set forth specifically in the Registration Statement and the Prospectus, the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) except as set forth specifically in the Registration Statement and the Prospectus, there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) except as set forth specifically in the Registration Statement and the Prospectus, (a) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others that would have a Material Adverse Effect (a “Material Action”), and, (b) except as set forth specifically in the Registration Statement and the Prospectus, the Company is unaware of any facts which could form a reasonable basis for a Material Action; (vii) there is no patent or, to the knowledge of the Company, patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (viii) there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office and/or the Israeli Registrar of Patents, Designs and Trademarks, as applicable;

(w)                neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the

National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries; the Company is in compliance, in all material respects, with the labor and employment laws and collective bargaining agreements applicable to its employees in Israel; no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which would have a Material Adverse Effect;

(x)                 the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any Israeli or U.S. federal, state, local or other foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(y)                 in the ordinary course of its business, the Company and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(z)  all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature payable by any of them with respect to the income, properties or operations of the Company or any of its Subsidiaries (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(aa)               no stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States, any state, or any political subdivision thereof, or any taxing authority in any jurisdiction, in connection with the sale or issuance of any Shares, except for any New York State stock transfer tax payable upon the sale and delivery of the Shares by the Selling Shareholders to the Underwriters (which will be paid by the Selling Shareholders at the time and to the extent required by, and in accordance with, New York State law);

(bb)               the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(cc)               neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(dd)               the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(ee)               the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization;

and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ff)                the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(gg)               the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(hh)               any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ii)                 neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(jj)                 neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(kk)               to the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

(ll)                 there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of (x) the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (y) the NASDAQ Rules, or (z) the rules of the TASE;

(mm)            neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of the Subsidiaries is aware of any action taken or has taken any action, directly or indirectly for or on behalf of the Company or any Subsidiary, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(nn)               the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or threatened that could have a Material Adverse Effect;

(oo)               neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) in connection with his or her actions for or on behalf of the Company; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(pp)               the Company is in compliance with all conditions and requirements stipulated by the instruments of approval entitling it or any of its operations to the status of “Approved Enterprise” under Israeli law and by Israeli laws and regulations relating to such Approved Enterprise status, except for any noncompliance that what would not, individually or in the aggregate, result in a Material Adverse Effect. All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities;

(qq)               neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel;

(rr)                the Company qualified for 2003 as an “Industrial Company” within the definition of the Israeli Law for the Encouragement of Industry (Taxes), 1969; and absent a change in such law, the Company believes that it will to continue to so qualify for 2004;

(ss)               Assuming the Underwriters are not otherwise subject to Israeli taxation by the conduct of their business activities, (A) the sale and delivery to the Underwriters of the Shares as contemplated in this Agreement and the sale and delivery of the Shares by the Underwriters to subsequent purchasers as contemplated in this Agreement, are not subject to any tax imposed by Israel or any political subdivision or taxing authority thereof or therein any or stamp or other issuance or transfer tax, duty, capital gain tax or withholding tax imposed by federal law, the laws of any state, or any political subdivision thereof, or any taxing authority in any jurisdiction, except for any Israeli stamp taxes applicable to this Agreement (which will be paid by the Company on a timely basis after closing, to the extent required by, and in accordance with, Israeli law) and to the issuance of the Shares to be sold by the Company under this Agreement (which will be paid by the Company at closing, or promptly and on a timely basis after closing, to the extent required by, and in accordance with, Israeli law) and (B) except as disclosed in the Registration Statement or Prospectus, (1) payments under the Shares will not be subject to withholding tax imposed under the laws of Israel or any political subdivision or taxing authority thereof or therein and (2) the proceeds from any sale or other disposition of securities will not be subject to any capital gains, withholding or other taxes imposed by Israel or any political subdivision or taxing authority thereof or therein.

(tt)                 the Company has validly and irrevocably appointed Aladdin Knowledge Systems, Inc. as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement;

(uu)               Subject to the conditions and qualifications set forth in the Registration Statement and the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States would be enforced by Israeli court;

(vv)               as of the date hereof, each of the Selling Shareholders is the record holder in the Company’s share registry of at least that number of Shares of the Company opposite such Shareholder’s name as set forth on Schedule B hereto; and as of date of the closing of the purchase of the Additional Shares, each of the Selling Shareholders will be the record holder in the Company’s share registry of at least that number of Shares opposite such Shareholder’s name as set forth on Schedule II hereto; the Company is not aware of, and has not received any notice of, any adverse claim relating to any Shares. No adverse claim has been recorded against any share capital of the Company in the Company’s share registry; all recordations in the Company’s share registry have been made in compliance with applicable law; and

(ww)            for a period of twelve months prior to and including the date of the closing of the sale of the Firm Shares, the Company has not offered or sold any of its securities in Israel, except for (i) options issued to its employees and directors in Israel and (ii) other securities that may be offered in Israel, in each case which issuance of options or sale of securities was made pursuant to an exemption form prospectus delivery requirements under the Israeli Securities Law 5728-1968 and the regulations promulgated thereunder.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4.   Representations and Warranties of the Selling Shareholders. Each Selling Shareholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a)                 such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and (i) to the best of his knowledge, the Registration Statement did not when it became effective and  will not at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, to the best of his knowledge, the Prospectus does not, as of its date and will not at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Selling Shareholder makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus, (ii) is not prompted to sell the Shares to be sold by the Selling Shareholder by any information concerning the Company or any Subsidiary which is not set forth in the Registration Statement and the Prospectus and (iii) has no reason to believe that any representation or warranty of the Company set forth in Section 3 above is untrue.

(b)                 such Selling Shareholder is now and at the time of delivery of such Shares will be the lawful owner of the number of Shares to be sold by such Selling Shareholder pursuant to this Agreement and has and at the time of delivery thereof will have good and valid title to such Shares, and upon delivery of and payment for such Shares, the Underwriters will acquire good and valid title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(c)                 this Agreement has been duly executed and delivered by such Selling Shareholder;

(d)                 the Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representatives (the “Power of Attorney and Custody Agreement”), has been duly executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder;

(e)                 such Selling Shareholder has full right and power to execute and deliver this Agreement and the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement and the Power of Attorney and the Custody Agreement, the sale of the Additional Shares and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which he or any of his properties may be bound or affected, except for such breaches or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect;

(f)  no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated herein, except such as have been obtained under the Act, the Israeli Securities Act of 1968, as amended, or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Additional Shares by the Underwriters in the manner contemplated herein and in the Prospectus, such as relate to the review of the transaction by the NASD, and such other approvals as have been obtained;

(g)                 share certificates accompanied by duly executed share transfer deeds with respect to the Additional Shares have been placed in custody, for delivery pursuant to the terms of this Agreement, under the Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Shareholder, in the form heretofore furnished to you with the Company, as Custodian (the “Custodian”) and the

Attorneys-in-Fact appointed therein; the Ordinary Shares represented by the certificates so held in custody for each Selling Shareholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Shareholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Shares hereunder, such certificates will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement and Power of Attorney as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event;

(h)                 such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(i)   each Selling Shareholder has validly appointed an authorized agent for service of process in the United States pursuant to this Agreement and in connection with the Registration Statement; and

(j)   upon payment of the purchase price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee, and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”), to such Shares), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Shares and will acquire its interest in the Shares (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8 102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its articles of association and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

In addition, any certificate signed by any Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Additional Shares shall be deemed to be a representation and warranty by such Selling Shareholder as to matters covered thereby, to each Underwriter.

5.	Certain Covenants of the Company. The Company hereby agrees:

(a)               to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)               to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)               if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d)               to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the

Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(e)               subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(f)                if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g)               to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h)               to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than April 30, 2006;

(i)                to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(j)                to furnish to you and your counsel copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k)               to the extent not otherwise available on EDGAR, upon request, to furnish promptly to you and to each of the other Underwriters for a period of two years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 20-F and 6-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries;

(l)                to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(f) hereof;

(m)              to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(n)               to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp, documentary, issuance or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under U.S. state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters, provided that such legal fees, together with the legal fees described in clause (vi) below, shall not exceed $15,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, provided, however, that the Underwriters agree to pay their pro rata share of the cost of any aircraft chartered in connection with the road show (it being understood that, for purposes of this clause (viii), the Underwriters’ pro rata share shall be determined by dividing the number of representatives of the Underwriters on the aircraft by the sum of (1) the number of representatives of the Underwriters and (2) the number of representatives of the Company on the aircraft; for example, if there are two representatives of the Underwriters and three representatives of the Company on the aircraft, the Underwriters agree to pay 40% of the cost of the aircraft), and (x) the performance of the Company’s and the Selling Shareholder’s obligations hereunder; provided, however, that the foregoing shall not modify any separate agreement among the Company and the Selling Shareholders regarding allocation or payment of expenses;

(o)               not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares or warrants or other rights to purchase Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or other rights to purchase Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, and (iv) the issuance of Ordinary Shares, securities substantially similar to Ordinary Shares, or securities convertible into or exercisable for Ordinary Shares, in connection with any acquisition of, or merger with, another company or the acquisition of any assets of another company, provided, that any person or entity who becomes a holder of such Ordinary Shares or other securities issued in connection with such transaction shall execute a Lock-Up Agreement covering the Look-up Period in a form reasonably satisfactory to UBS.

Notwithstanding the foregoing, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues a earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, in either case, the restrictions imposed by this Section 5(o) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if, within 3 days of the termination of the Lock-Up Period, the Company delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s Ordinary Shares are “actively traded securities,” as defined in Regulation M, 17 CFR 242.101(c)(1).

(p)               to cause the Shares to be approved for quotation on The NASDAQ and the TASE; and

(q)               to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Ordinary Shares.

6.  Certain Covenants of the Selling Shareholders. The Selling Shareholders, jointly and severally, hereby agree:

(a)                to pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors, provided, however, that the foregoing shall not modify any separate agreement among the Company and the Selling Shareholders regarding allocation or payment of expenses;

(b)               to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(c)                to advise you promptly, and if requested by you, to confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Act, of any material change in the information provided by such Selling Shareholder for inclusion in the Registration Statement and Prospectus.

7.   Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

8.   Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)               The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Berkman, Wechsler, Sahar, Bloom & Co., Israeli counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in Exhibit B hereto.

(b)               The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, opinions of Kramer Levin Naftalis & Frankel LLP, U.S. counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the forms set forth in Exhibits C1 and C2 hereto.

(c)                 The Selling Shareholders shall furnish to you at the additional time of purchase, an opinion of Berkman, Wechsler, Sahar, Bloom & Co., Israeli counsel for the Selling Shareholders addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in Exhibit D hereto.

(d)                 The Selling Shareholders shall furnish to you at the additional time of purchase, an opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel for the Selling Shareholders addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in Exhibit E hereto.

(e)                 You shall have received from Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

(f)  You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of White & Case LLP, U.S. counsel for the Underwriters, and of Herzog, Fox & Neeman, Israeli counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and other related matters and you may reasonably requite, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)                 No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

(h)                 The Registration Statement shall become effective not later than 5:30 P.M. New York City time, on the date of this Agreement and, if Rule 430A under the Act is used,

the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m., New York City time, on the date of this Agreement.

(i)   Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j)   Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

(k)                 The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit F hereto.

(l)   The Selling Shareholders will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, in the form attached as Exhibit G hereto.

(m)                You shall have received signed Lock-up Agreements referred to in Section 3(r) hereof.

(n)                 The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(o)                 The Shares shall have been approved for quotation on NASDAQ and listing on the TASE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

9.   Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in UBS’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ or the TASE; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ or on the TASE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or Israel or a declaration by the United States or Israel of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States, Israel or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

10.                 Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.	Indemnity and Contribution.

(a)                 The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim

(including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading (except (A) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, or (B) that the indemnity provided in this Section 11(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares concerned, to the extent that any such damage, expense, liability or claim of such Underwriter occurs where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (w) delivery of the Prospectus was required under the Act, (x) the Company had previously furnished copies of the Prospectus to the Representatives in sufficient quantity and in sufficient time to enable the Representatives to satisfy their delivery obligations under the Act, (y) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and (z) such loss, claim, damage or liability results solely from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus), or (ii) any violation or alleged violation by the Company of Section 5 of the Act.

(b)                 Each Selling Shareholder agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus which the Selling Shareholder knew or after the exercise of reasonable care should have known, to be untrue or inaccurate, or arises out of or is based upon any omission or alleged omission to state a material fact which the Selling Shareholder knew or after the exercise of reasonable care should have known, was required to be stated in either such Registration Statement or such Prospectus or knew or after the exercise of reasonable care should have known was necessary to make the statements made therein not misleading (except (A) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, or (B) that the indemnity provided in this Section 11(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares concerned, to the extent that any such damage, expense, liability or claim of such Underwriter occurs where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (w) delivery of the Prospectus was required under the Act, (x) the Company had previously furnished copies of the Prospectus to the Representatives in sufficient quantity and in sufficient time to enable the Representatives to satisfy their delivery obligations under the Act, (y) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and (z) such loss, claim, damage or liability results solely from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus); provided, however, that, in any event, no Selling Shareholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds (net of underwriting discounts but before deduction of expenses) to be received by such Selling Shareholder from the sale of Shares hereunder.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or the Selling Shareholders pursuant to the foregoing Section 11(a) or (b), such Underwriter or such person shall promptly notify the Company or such Selling Shareholder in writing of the institution of such Proceeding and the Company and such Selling Shareholder (each an “Indemnifying Party”, as the case may be) shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such Proceeding or the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Indemnifying Party, the Indemnifying Party agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)                 Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Shareholder and its directors and officers and any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Shareholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company, any Selling Shareholder, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Shareholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, any Selling Shareholder or any such person or otherwise. The Selling Company, the Selling Shareholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Shareholders or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Shareholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(d)                 If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Shareholders on the one hand and of the

Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)                 The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection I above. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds (net of underwriting discounts but before deducting expenses) to be received by such Selling Shareholder in respect of the Shares sold by such Selling Shareholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint. The Selling Shareholders' obligations to contribute pursuant to this Section 11 are several in proportion to their respective proceeds (net of underwriting discounts but before deducting expenses) to be received by such Selling Shareholder in respect of the Shares sold by such Selling Shareholder hereunder and not joint.

(f)  The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Shareholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this

Agreement or the issuance and delivery of the Shares. The Company, each Selling Shareholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Shareholders, against any of the Company’s or the Selling Shareholder’s officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

12.                 Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the fourth paragraph under the section "Underwriting", the section "Underwriting -- Price stabilization, short positions", the section "Underwriting -- Over-allotment option" and the first paragraph under the heading "Underwriting -- Commissions and discounts" and the names of the respective underwriters contained on the cover page and the information in the table following the first paragraph under the heading "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 11 hereof.

13.                 Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, New York, 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 15 Beit Oved Street, Tel Aviv 61110, Israel, Attention: Jacob (Yanki) Margalit.

14.                 Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.                 Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Shareholders consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Shareholders hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS, the Company and the Selling Shareholders waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Shareholders agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Selling Shareholders and may be enforced in any other courts to the jurisdiction of which the Company and the Selling Shareholders are or may be subject, by suit upon such judgment. The Company and the Selling Shareholders hereby appoint, without power of revocation, Aladdin Knowledge Systems, Inc. (which hereby accepts such appointment), as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

16.                 Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholders and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.                 Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18.                 Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and the Selling Shareholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Selling Shareholders and any of the Underwriters’ respective businesses and/or assets.

19.                 Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[Remainder of the page intentionally left blank.]

If the foregoing correctly sets forth the understanding between the Company, the Selling Shareholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company, the Selling Shareholders and the Underwriters, severally.

Very truly yours,

ALADDIN KNOWLEDGE SYSTEMS LTD.

By:

Name:

Title:

ALADDIN KNOWLEDGE SYSTEMS, INC.

(solely in respect of Section 16 hereof)

By:

Name:

Title:

JACOB (YANKI) MARGALIT

DANY MARGALIT

By:

Name:

as Attorney-in-Fact for the Selling Shareholders

Accepted and agreed to as of the

date first above written, on

behalf of themselves

and the other several Underwriters

named in Schedule A

UBS SECURITIES LLC

CIBC WORLD MARKETS CORP.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

PIPER JAFFRAY & CO.

C.E. UNTERBERG, TOWBIN, LLC

DOUGHERTY & COMPANY LLC

FIRST ANALYSIS SECURITIES CORPORATION

SOUTHWEST SECURITIES, INC.

By: UBS SECURITIES LLC

By: __________________________

Title:

By: __________________________

Title:

SCHEDULE A

Number of
Underwriter	Firm Shares
UBS SECURITIES LLC
CIBC World Markets Corp.
FRIEDMAN, BILLINGS, RAMSEY & Co., Inc.
Piper Jaffray & Co.
C.E. Unterberg, Towbin, LLC
Dougherty & Company LLC
First Analysis Securities Corporation
Southwest Securities, Inc.

Total

SCHEDULE B

SELLING SHAREHOLDERS

Selling Shareholder’s Name	Number of Additional Shares
Jacob (Yanki) Margalit	245,000
Dany Margalit	145,000

SCHEDULE C

SUBSIDIARIES

Aladdin Knowledge Systems Inc.	New York
Aladdin Japan & Co. Inc.	Japan
Aladdin Western Europe Ltd.	England and Wales
Hafalad BV	Holland
Aladdin Western Europe BV	Holland
Aladdin Western Europe Ltd. (Aladdin France S.A.R.L.)	France
Aladdin Knowledge Systems Deutschland GmbH	Germany
Aladdin Asia Limited	Hong Kong
Aladdin Knowledge Espana S.L.	Spain

EXHIBIT A

Aladdin Knowledge Systems Ltd.

Ordinary Shares

(NIS 0.01 par value)

[Date]

UBS Securities LLC

CIBC World Markets Corp.

Friedman, Billings, Ramsey & Co., Inc.,

Piper Jaffray & Co.

C.E. Unterberg, Towbin, LLC

Dougherty & Company LLC

First Analysis Securities Corporation

Southwest Securities, Inc.

As Representatives of the several Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Aladdin Knowledge Systems Ltd. (the “Company”) and you, as Representative of the several Underwriters named therein, with respect to the public offering (the “Offering”) of Ordinary Shares, par value NIS 0.01 per share, of the Company (the “Ordinary Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS Securities LLC (“UBS”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase Ordinary Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Ordinary Shares pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement or (d) the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof, provided that it shall apply to any Ordinary Shares issued upon such exercise.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Ordinary Shares in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase Ordinary Shares.

Notwithstanding the foregoing, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues a earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, in either case, the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if, within 3 days of the termination of the 90-day restricted period, the Company delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s Ordinary Shares are “actively traded securities,” as defined in Regulation M, 17 CFR 242.101(c)(1). Such notice shall be delivered in accordance with the provisions of the Underwriting Agreement.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT B

Form of Opinion of Berkman Wechsler Sahar Bloom & Co.

(i)            the Company has been duly incorporated and is validly existing as a company under the laws of the State of Israel, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(ii)         the Underwriting Agreement has been duly authorized, executed and delivered by the Company and, insofar as matters of Israeli law are concerned, the Registration Statement has been duly authorized and executed by the Company;

(iii)        the Firm Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Agreement and, when issued and delivered by the Company pursuant to the Agreement against payment therefor, the Firm Shares will be fully paid and non-assessable, and, to our knowledge, free and clear of all preemptive rights and other claims under the articles of association of the Company or other instruments to which the Company is party or under the laws of the State of Israel.

(iv)        the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding share capital of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is free of statutory preemptive rights; the Firm Shares are free of statutory preemptive rights or other rights to subscribe for such shares; to our knowledge, except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert or exchange any obligation or securities for, shares or ownership interests in the Company are outstanding;

(v)         no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to us, to cause the Company to register under the Securities Act any Ordinary Shares or other share capital or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(vi)        the share capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(vii)       the Shares are duly listed, admitted and authorized for trading on the Tel Aviv Stock Exchange subject, in the case of the Firm Shares only, to official notice of issuance;

(viii)      the Company is not required to publish a prospectus in Israel under the laws of the State of Israel;

(ix)        no approval, authorization, consent or order of or filing with any Israeli court or government agency or body (each, a “Governmental Authority”) is required in connection with the issuance and sale of the Firm Shares, the sale of the Additional Shares and consummation by the Company and the

Selling Shareholders of the transactions contemplated by the Underwriting Agreement other than as have been obtained;

(x)         the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Firm Shares by the Company and the consummation by the Company of the transactions contemplated by the Underwriting Agreement do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (a) the memorandum of association or articles of association of the Company, (b) or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument known to us governed by the laws of the State of Israel to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected or (c) any law, regulation or rule of the State of Israel or any decree, judgment or order of an Israeli Governmental Authority applicable to the Company or any of the Subsidiaries;

(xi)        to such counsel’s knowledge, the Company is not in breach or violation of its memorandum of association or articles of association;

(xii)       to such counsel’s knowledge, neither the Company nor its Subsidiaries are in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) (a) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument governed by the laws of the State of Israel to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (b) any law, regulation or rule of the State of Israel or any decree, judgment or order of an Israeli Governmental Authority applicable to the Company or any of the Subsidiaries, except for such breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii)      the issuance, delivery and sale to the Underwriters of the Shares to be issued and sold by the Company are not subject to any tax imposed on, or are payable by or on behalf of, the Underwriters by any Israeli Governmental Authority;

(xiv)      to such counsel’s knowledge, there is no legal or governmental proceeding pending or threatened in writing to which the Company is a party by any Israeli Governmental Authority or of which any property or assets of the Company is the subject, which (a) seeks to restrain, enjoin or prevent the execution and delivery of the Underwriting Agreement or the consummation of the transactions contemplated thereby, or (b) which if determined adversely to the Company or any of the Subsidiaries would have a Material Adverse Effect;

(xv)       the information in the Registration Statement and the Prospectus under the headings “Risk Factors—We receive tax benefits that may be reduced or eliminated in the future,” “Risk Factors—It may be difficult and costly to enforce a U.S. judgment against us...,” “Risk Factors—Your rights and responsibilities as a shareholder will be governed by Israeli law...,” “Risk Factors—

Israeli law may delay, prevent or make difficult a merger with or an acquisition of us...,” “Dividend Policy,” “Management’s discussion and analysis of financial condition and results of operations—Corporate Tax,” “Management—Compensation,” “Management—Board of Directors,” “Management—Approval of Related Party Transactions under Israeli Law,” “Management—Indemnification of Directors and Officers and Limitation of Liability,” “Management—Equity Compensation,” “Description of Ordinary Shares,” “Israeli Taxation and Government Programs” and “Service of Process and Enforcement of Judgments,” insofar as such statements constitute a summary of documents or matters of Israeli law or legal conclusions with respect thereto, and those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents governed by Israeli law , are accurate in all material respects and present fairly the information required to be shown;

(xvi)      the Company has the power to submit, and has taken all necessary action to submit irrevocably, to the non-exclusive jurisdiction of the New York courts and to appoint irrevocably Aladdin Knowledge Systems, Inc. as its authorized agent for the purpose described in Section 15 of this Agreement;

(xvii)     under the laws of the State of Israel, (x) the submission by the Company to the jurisdiction of any federal or state court sitting in the county of New York, and (y) the designation of the law of the State of New York to apply to the Underwriting Agreement, are binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of the State of Israel, would be enforceable in any judicial or administrative proceeding in Israel, subject only to the conditions and qualifications set forth in the Registration Statement and the Prospectus;

(xviii)    to such counsel’s knowledge, other than as set forth in the Registration Statement and the Prospectus, there are no pending legal proceedings to which the Company is a party relating to patent rights, trademarks, service marks, copyright, trade secrets or know-how owned or used by the Company; and

(xix)      to such counsel’s knowledge, there are no pending governmental or administrative proceedings challenging or otherwise relating to the Company’s patents or trademarks, other than examination proceedings presently before the U.S. Patent and Trademark Office or before foreign counterpart offices with respect to the pending applications within the patent rights. To our knowledge, no governmental or administrative proceedings adverse to the Company’s patents or trademarks have been threatened by any governmental authorities.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel to the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (vi) and (xv) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the

Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date thereof and on the date hereof, contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference in the Registration Statement or the Prospectus).

EXHIBIT C1

Form of Opinion of Kramer Levin Naftalis & Frankel LLP

(i)         (a) Aladdin Knowledge Systems, Inc. (“Aladdin USA”) is validly existing as a corporation in good standing under the laws of the State of New York.

(b) Aladdin USA is qualified to transact business as a foreign corporation in the State of Illinois.

(ii)       All of the outstanding shares of capital stock of Aladdin USA have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement and the Prospectus, are owned of record by the Company.

(iii)      The Registration Statement and the Prospectus (except as to the financial statements and schedules and related notes thereto and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act.

(iv)      The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Securities Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424.

(v)        No approval, authorization, consent or order of or filing with any U.S. federal or New York State governmental or regulatory commission, board, body, authority or agency (each, a “Governmental Authority”) is required in connection with the issuance and sale of the Firm Shares and the sale of the Additional Shares and consummation by the Company of the transactions contemplated by the Underwriting Agreement other than registration of the Shares under the Securities Act (except as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, as to which such counsel may express no opinion).

(vi)      The execution, delivery and performance of the Underwriting Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated by the Underwriting Agreement do not and will not conflict with, result in any breach or violation of or constitute a default under (a) the Certificate of Incorporation or By-laws of Aladdin USA or (b) any U.S. federal or New York State law, regulation or rule or any decree, judgment or order of a Governmental Authority applicable to the Company or any of the Subsidiaries, which in each case, in our experience we recognize are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

(vii)     Assuming the validity of such actions under the laws of the State of Israel, under the laws of the State of New York relating to submission to jurisdiction, the Company has validly appointed Aladdin USA as its authorized agent for service of process pursuant to the Underwriting Agreement, and service of process effected on such agent in the manner set forth in Section 15 of the

Underwriting Agreement will be effective under the laws of the State of New York to confer valid personal jurisdiction over the Company.

(viii)    To such counsel’s knowledge, there is no legal or governmental proceeding pending in any state or Federal court located in the County of New York, State of New York to which the Company or Aladdin USA is a party which seeks to restrain, enjoin or prevent the execution and delivery of the Underwriting Agreement or the consummation of the transactions contemplated thereby.

(ix)      To such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated against the Company or its Subsidiaries, or any contracts or other documents, required to be described in the Registration Statement or the Prospectus or, in the case of contracts and other documents, filed as an exhibit to the Registration Statement, that is not described or filed as required.

(x)        The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, will not be an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xi)  The statements in the Registration Statement and the Prospectus under the heading “Material United States Federal Income Tax Considerations,” to the extent they address matters of United States federal income tax law or legal conclusions with respect thereto, are accurate in all material respects.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel to the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel has not independently verified and is not passing upon nor assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraph (xi) above), on the basis of the foregoing, during the course of performing the services referred to herein, nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to (A) the financial statements and schedules and related notes thereto and (B) other financial and accounting data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus).

EXHIBIT C2

Form of Opinion of Kramer Levin Naftalis & Frankel LLP

(i)         To such counsels’ knowledge, the Company owns all of the Patents and Trademarks set forth in Schedule A hereto, and all required maintenance fees or annuities have been timely paid with respect to such Patents and Trademarks.

(ii)       To such counsels’ knowledge, there are no pending U.S. federal or New York State governmental or administrative proceedings challenging or otherwise relating to the Patents set forth in Schedule A, other than examination proceedings presently before the U.S. Patent & Trademark Office. To our knowledge, no U.S. federal or New York State governmental or administrative proceedings adverse to the Patents set forth in Schedule A have been threatened by any U.S. federal or New York State governmental authorities.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, including the Company’s in-house counsel and patent litigation counsel, and your representatives, and representatives of the Underwriters at which conferences the contents of the Registration Statement and the Prospectus with respect to (A) patents, patent applications, trademarks and trademark applications of the Company, or (B) any allegation on the part of any person that the Company is either infringing, misappropriating or violating, or in conflict with, any patent rights, trademarks, or service marks, of any such person (together, “Intellectual Property Matters”) were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus with respect to Intellectual Property Matters, on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading with respect to Intellectual Property Matters, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to Intellectual Property Matters.

EXHIBIT D

Form of Opinion of Berkman Wechsler Sahar Bloom & Co.

(i) the Underwriting Agreement, the Power of Attorney and the Custody Agreement have been duly executed and delivered by each Selling Shareholder;

(ii)               no filing, consent, approval, authorization or order of any court or governmental agency or body under the laws of the State of Israel is required by the Selling Shareholder for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the sale to the Underwriters of the Additional Shares, except such approvals as have been obtained;

(iii)              upon payment for the Additional Shares to be sold by such Selling Shareholder to each of the several Underwriters as provided for in the Purchase Agreement and the recordation of such transfer in the Company’s share registry at the relevant Time of Delivery in the name of the Underwriters or in the name of Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) on behalf of the Underwriters (assuming DTC or such Underwriter acquires such Additional Shares in good faith and without notice of adverse claim to such Additional Shares or any security entitlement in respect thereof), the Selling Shareholders’ title to such Additional Shares, including, without limitation, record ownership (based solely on review of the Company’s share registry), will be transferred to each of the several Underwriters or such other nominee on their behalf, free and clear of any adverse claim;

(iv)                the Selling Shareholder has the power to submit, and has taken all necessary action to submit irrevocably, to the non-exclusive jurisdiction of the New York courts and to appoint irrevocably Aladdin Knowledge Systems, Inc. as its authorized agent for the purpose described in Section 15 of this Agreement;

(v)                 under the laws of the State of Israel, (x) the submission by the Selling Shareholder to the jurisdiction of any federal or state court sitting in the county of New York, and (y) the designation of the law of the State of New York to apply to the Underwriting Agreement, are binding upon the Selling Shareholder and, if properly brought to the attention of the court or administrative body in accordance with the laws of the State of Israel, would be enforceable in any judicial or administrative proceeding in Israel, subject only to the conditions and qualifications set forth in the Registration Statement and the Prospectus.

EXHIBIT E

Form of Opinion of Kramer Levin Naftalis & Frankel LLP

(i) assuming the Underwriting Agreement , the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by the Selling Shareholders Shareholders, the Power of Attorney and the Custody Agreement are each valid and binding on the Selling Shareholders (except to the extent that enforceability of the Power of Attorney and the Custody Agreement may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor's rights and the application of equitable principles relating to the availability of remedies);

(ii)               no approval, authorization, consent or order of or filing with any U.S. federal or New York State governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Additional Shares and consummation by the Selling Shareholders of the transactions contemplated by the Underwriting Agreement other than registration of the Additional Shares under the Securities Act (except as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Additional Shares are being offered by the Underwriters, as to which we express no opinion).

(iii)              Upon (1) payment for the Additional Shares to be sold by such Selling Shareholder to each of the several Underwriters as provided in the Underwriting Agreement, (2) registration of such Additional Shares in the name of Cede & Co., as nominee of DTC, or such other nominee as may be designated by DTC, on the Company’s share registry in accordance with its Articles of Association, Memorandum of Association or other applicable constitutive documents and applicable law and (3) crediting of such Additional Shares by book entry on the records of DTC to a securities account of such Underwriter, (A) such Underwriter will acquire a “security entitlement” (as defined in Section 8-102(a)(17) of the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”)) in respect of such Additional Shares and (B) no action based on an “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to such Additional Shares may be asserted against such Underwriter.

EXHIBIT F

Officers’ Certificate

1.	I have reviewed the Registration Statement and the Prospectus.
2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.
3.

The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4.	The conditions set forth in paragraphs (j) and (k) of Section 8 of this Agreement have been met.
5.

The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.

All capitalized terms used herein which are not defined herein are as defined in the Purchase Agreement.

                                                                EXHIBIT G

Selling Shareholders Certificate

1.	Each Selling Shareholder has reviewed the Registration Statement and the Prospectus.
2.

The representations and warranties of each Selling Shareholder as set forth in the Underwriting Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.

Each Selling Shareholder has performed all of their respective obligations under the Underwriting Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

                All capitalized terms used herein which are not defined herein are as defined in the Purchase Agreement.